Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement, dated on and as of December 8, 2023, (this “Agreement”), is made by and among Nuo Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned purchasers (each a “Purchaser” and collectively, the “Purchasers”) and each assignee of a Purchaser who becomes a party hereto.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, the Company desires to offer, issue and sell to the Purchasers (the “Offering”), and the Purchasers desire to purchase from the Company, up to 2,500,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”). The Shares are sometimes referred to herein as the “Securities”.

WHEREAS, the net proceeds of the Offering are intended to be used by the Company to for working capital and other general corporate purposes of the Company and its subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and Purchaser agree as follows:

1	SUBSCRIPTION

(a)    Subject to the conditions to closing set forth herein, Purchaser hereby irrevocably subscribes for and agrees to purchase Securities for the purchase price indicated on the subscription form (the “Subscription Amount”). The Securities to be issued to Purchaser hereunder shall consist of Shares in an amount equal to, rounded down to the nearest whole number, the quotient of (x) the Subscription Amount, divided by (y) the Share Purchase Price.

(b)    For the purposes of this Agreement, the purchase price for each Share shall be $0.50 (the “Share Purchase Price”).

(c)    The Company shall use its reasonable best efforts to hold the closing of the Offering (the “Closing”, and the date of the Closing, the “Closing Date”) no later December 18, 2023. Prior to the Closing, Purchaser shall deliver the Subscription Amount by wire transfer to a bank account in accordance with the wire transfer instructions set forth on Schedule A.

(d)    Upon receipt by the Company of the requisite payment for all Securities to be purchased whose subscriptions are accepted, the Company shall, at the Closing: (i) deliver to Purchaser a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a book-entry statement evidencing a number of Shares, rounded down to the nearest whole number, equal to such Purchaser’s Subscription Amount divided by the Share Purchase Price, as held in direct registration system advices by the Company’s transfer agent evidencing the electronic registration and ownership by such Purchaser of the Shares to be purchased by such Purchaser and registered in the name of such Purchaser, and (ii) deliver to Purchaser a certificate stating that the representations and warranties made by the Company in Section 4 of this Agreement are true and correct in all material respects on the date of such Closing relating to the Securities subscribed for pursuant to this Agreement as though made on and as of such Closing Date (provided, however, that representations and warranties that speak as of a specific date shall continue to be true and correct as of the Closing with respect to such date).

(e)    Purchaser acknowledges and agrees that (i) the purchase of the Securities by Purchaser pursuant to the Offering is subject to all the terms and conditions set forth in this Agreement, and (ii) this Agreement shall be binding upon Purchaser upon the execution and delivery to the Company of Purchaser’s signed counterpart signature page to this Agreement.

2	DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 2:

(a)“    Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States of America or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b)“    Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)“    SEC” means the Securities and Exchange Commission.

(d)“    SEC Reports” means reports, schedules, forms, statements, and other documents filed or required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act.

(e)“    Trading Day” means (i) a day on which trading occurs on the OTC Markets, or (ii) if trading does not occur on the OTC Markets, any Business Day.

3	REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company, and agrees with the Company as follows:

(a)    Purchaser understands and acknowledges that (i) the Common Stock is presently only eligible to be quoted on the OTCQB Venture Market tier of the OTC Markets Group, (ii) there can be no assurance as to whether the OTC Markets Group will enable the Common Stock to be quoted on a higher tier market or whether the Common Stock will be traded on a national securities exchange, (iii) even if the Common Stock becomes eligible for quotations or trading on a higher tier of the OTC Markets Group, a national securities exchange, or other trading platform, the amount and volume of such quotations or trading may be limited and subject to higher risk of wider spreads, increased volatility, and price dislocations, and (iv) as a result, Purchaser may be required to hold its shares of Common Stock for an indefinite period of time and may not be able to resell Shares subscribed for by Purchaser at or above the Share Purchase Price, and, notwithstanding the circumstances described in the preceding clauses (i) through (iv), (and without limiting any of the other representations and warranties or agreements of Purchaser herein), Purchaser has made its own investment decision in connection with the Securities issuable pursuant to the Offering.

(b)    Purchaser has carefully read this Agreement (the “Offering Document”) and is familiar with and understands the terms provided for hereunder. Purchaser has relied only on the information contained in (i) the Offering Document and (ii) the SEC Reports through the date hereof and has not relied on any representation made by any other person, other than as set forth in Section 4 of this Agreement. Purchaser has carefully considered and has discussed with such Purchaser’s professional legal, tax, accounting, and financial advisors, to the extent deemed necessary, the suitability of an investment in the Securities for Purchaser’s particular tax and financial situation and has determined that the Securities being subscribed for by Purchaser are a suitable investment. PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT AN INVESTMENT IN THE SECURITIES INVOLVES SUBSTANTIAL RISKS, INCLUDING THE POSSIBLE LOSS OF THE ENTIRE AMOUNT OF SUCH INVESTMENT. Purchaser further understands and acknowledges that the Company has broad discretion concerning the use and application of the proceeds from the Offering.

(c)    Purchaser acknowledges that (i) the Company has provided such Purchaser with the opportunity to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books so requested have been made available for inspection.

(d)    Purchaser, and any advisor to such Purchaser, have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of Purchaser. Purchaser understands that it is not relying on any communication or representation (written or oral) of any kind made by the Company regarding the Company, the Securities, or any other matter other than as set forth herein.

(e)    Purchaser is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

(f)    Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable utilization of the information made available to Purchaser in connection with the Offering, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities on the terms described in the Offering Document.

(g)    Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and has delivered to the Company a questionnaire in substantially the form attached hereto as Appendix A (the “Accredited Investor Questionnaire”), which such Purchaser represents, and warrants is true, correct, and complete.

(h)    Purchaser will furnish any additional information reasonably requested by the Company to assure compliance with applicable U.S. federal and state securities laws, or upon the request of the Company’s transfer agent, in connection with the purchase and sale of the Securities.

(i)    Purchaser will not sell or otherwise transfer the Securities without registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom. Purchaser acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or under the securities laws of any state. Purchaser represents and warrants that Purchaser is acquiring the Securities for Purchaser’s own account and not with a current view toward resale or distribution within the meaning of the Securities Act. Purchaser has not offered or sold the Securities being acquired nor does Purchaser have any present intention of selling, distributing or otherwise disposing of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act. Purchaser is aware that (i) the Securities are not currently eligible for sale in reliance upon Rule 144 promulgated under the Securities Act and (ii) the Company has no obligation to register the Securities subscribed for hereunder. By making these representations herein, Purchaser is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.

(j)    Purchaser acknowledges that instruments, whether certificated or uncertificated, representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.

Instruments, whether certificated or uncertificated, representing the Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to Rule 144, or (ii) if such Shares are eligible for sale under Rule 144(b), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC), in each such case (i) through (iii) to the extent reasonably determined by the Company’s legal counsel. Subject to the foregoing, at such time and to the extent a legend is no longer required for the Shares, the Company will use its reasonable best efforts to, no later than the fifth Trading Day following the delivery by Purchaser to the Company or to the Company and the Company’s transfer agent of instructions (and, if previously issued, a legended certificate representing such Shares) together with such accompanying documentation or representations as reasonably required by counsel to the Company, deliver or cause to be delivered an instrument, whether certificated or uncertificated, representing such Shares that is free from the foregoing legend.

(k)    Purchaser is a resident of and domiciled in the state and/or country set forth on the signature page hereto.

(l)    Purchaser is either, (i) if a natural person, a citizen of and domiciled in the country set forth on the signature page hereto or (ii) if an entity, organized and located in the country set forth on the signature page hereto.

(m)    Purchaser is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(n)    Purchaser will comply with all applicable laws and regulations in effect in any jurisdiction in which Purchaser purchases or sells the Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which Purchaser is subject or in which Purchaser makes such purchases or sales, and the Company shall have no responsibility therefor.

(o)    If this Agreement is executed and delivered on behalf of a partnership, corporation, limited liability company, trust, estate or other entity: (i) such partnership, corporation, limited liability company, trust, estate or other entity has the full legal right and power and all authority and approval required (a) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, limited liability company, trust, estate or other entity in connection with the purchase of its Securities, and (b) to purchase and hold such Securities, (ii) the signature of the party signing on behalf of such partnership, corporation, limited liability company, trust, estate or other entity is binding upon such partnership, corporation, limited liability company, trust, estate or other entity, and (iii) such partnership, corporation, limited liability company, trust or other entity has not been formed for the specific purpose of acquiring such Securities, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(p)    Purchaser acknowledges that the Company may issue shares of Common Stock, or other or additional securities of the Company, in excess of those being issued in connection with the Offering from time to time. The issuance of additional shares of Common Stock or other securities may cause dilution of the existing shares of Common Stock and a decrease in the market price of such existing shares. Purchaser acknowledges and agrees that it shall have no preemptive rights, right of first refusal, or other rights to subscribe for or purchase any shares of Common Stock the Company may issue in the future as a result of Purchaser’s purchase of Securities pursuant to this Agreement.

(q)    Purchaser understands that, unless Purchaser notifies the Company in writing to the contrary at or before the Closing, each of Purchaser’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date.

4	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to Purchaser:

(a)    Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware with the exception of its wholly owned and operationally inactive subsidiary, Aldagen, Inc. and, except as disclosed in the SEC Reports, the Company has full corporate power and authority to conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(b)    Capitalization. (i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 42,316,516 shares of Common Stock are issued and outstanding, (iii) 0 shares of preferred stock are issued and outstanding, (iv) warrants to purchase 450,000 shares of Common Stock are issued and outstanding, (v) 3,476,667 shares of Common Stock are issuable upon the exercise of outstanding stock options under the Company’s 2016 Omnibus Incentive Compensation Plan, as amended (the “Omnibus Plan”), and (vi) an aggregate of up to 800,000 shares of Common Stock issuable upon rights and the exercise of warrants subject to the terms and conditions set forth in the Common Stock and Warrant Purchase Agreement dated on and as of August 24, 2022 between the Company and Pacific Medical, Inc. Other than as set forth above or as contemplated in this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(c)    Issuance; Reservation of Shares. The issuance of the Shares has been authorized by all necessary corporate action, and the Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

(d)    Authorization; Enforceability. The Company has all corporate right, power, and authority to enter into this Agreement, and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors, and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance, and delivery of the Securities contemplated herein, and the performance of the Company’s obligations hereunder and thereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person, except for those that which have been complied with or waived.

(e)    No Conflict; Governmental and Other Consents.

(i)    The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of, (i) any provision of the Second Amended and Restated Certificate of Incorporation, as amended, or By-Laws of the Company or any of its subsidiaries, or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any of its subsidiaries is bound, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company except to the extent that any such violation, conflict or breach would not be reasonably likely to have a Material Adverse Effect.

(ii)    No consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issuance and sale of the Securities, except such post-Closing filings as may be required to be made with the SEC, the Financial Industry Regulatory Authority, Inc., and with any state or foreign blue sky or securities regulatory authority.

(f)    Litigation. There are no pending or, to the Company’s knowledge, threatened legal or governmental proceedings against the Company or any of its subsidiaries, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement. Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries are subject to any order, judgment, or decree, which would be reasonably likely to have a Material Adverse Effect.

(g)    Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(h)    Subsidiaries. Any and all of the Company’s subsidiaries are set forth on Schedule B hereof (collectively referred to herein as the Company’s “subsidiaries”).

(i)    Indebtedness. The SEC Reports reflect, as of the date thereof, all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. Neither the Company nor any of its subsidiaries has incurred any material Indebtedness or commitments for Indebtedness since the date of the filing of the most recent SEC Report. For purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Except as disclosed in the SEC Reports, as of the Closing Date, (i) the Company is not in default with respect to any Indebtedness, and (ii) the Company will not be insolvent after giving effect to the transactions contemplated herein. For purposes of this Section 4(i), “insolvent” shall mean an inability to pay debts when due.

(j)    Certain Fees. Except as is set forth on Schedule C, no brokers’, finders’ or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

(k)    Material Agreements. Except as disclosed in the SEC Reports, the Company is not in default under any material agreement now in effect to which the Company is a party, the result of which would be reasonably likely to have a Material Adverse Effect.

(l)    Transactions with Affiliates. Except as disclosed in the SEC Reports, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, its subsidiaries or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any person who would be covered by Item 404(a) of Regulation S-K or any company or other entity controlled by such person.

(m)    Taxes. The Company and its subsidiaries have prepared and filed all federal, state, local, foreign, and other tax returns for income, gross receipts, sales, use and other taxes and custom duties (“Taxes”) required by law to be filed by them, except for tax returns, the failure to file which, individually or in the aggregate, do not and would not have a Material Adverse Effect. Such filed tax returns are complete and accurate, except for such omissions and inaccuracies, which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have paid or made provisions for the payment of all Taxes shown to be due on such tax returns and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current Taxes to which the Company or any subsidiary is subject and which are not currently due and payable, except for such Taxes which, if unpaid, individually or in the aggregate, do not and would not have a Material Adverse Effect. None of the federal income tax returns of the Company or any of its subsidiaries for the past five years has been audited by the Internal Revenue Service. Neither the Company nor any of its subsidiaries has received written notice of any assessments, adjustments, or contingent liability (whether federal, state, local or foreign) in respect of any Taxes pending or threatened against the Company or any subsidiary for any period which, if unpaid, would have a Material Adverse Effect.

(n)    Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its and its subsidiaries’ businesses without an increase in cost significantly greater than general increases in cost experienced for similar companies in similar industries with respect to similar coverage.

(o)    Environmental Matters. To the Company’s knowledge, all real property owned, leased or otherwise operated by the Company and its subsidiaries is free of contamination from any substance, waste or material currently identified to be toxic or hazardous pursuant to, within the definition of a substance which is toxic or hazardous under, or which may result in liability under, any Environmental Law (as defined below), including, without limitation, any asbestos, polychlorinated biphenyls, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance (“Hazardous Substance”) which has caused or would reasonably be expected to cause or constitute a threat to human health or safety, or an environmental hazard in violation of Environmental Law or to result in any environmental liabilities that would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has caused or suffered to occur any release, spill, migration, leakage, discharge, disposal, uncontrolled loss, seepage, or filtration of Hazardous Substances that would reasonably be expected to result in environmental liabilities that would be reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have generated, treated, stored, and disposed of any Hazardous Substances in compliance with applicable Environmental Laws, except for such non-compliances that would not be reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have obtained, or has applied for, and is in compliance with and in good standing under all permits required under Environmental Laws (except for such failures that would not be reasonably likely to have a Material Adverse Effect) and neither the Company nor any of its subsidiaries has knowledge of any proceedings to substantially modify or to revoke any such permit. There are no investigations, proceedings or litigation pending or, to the Company’s knowledge, threatened against the Company, its subsidiaries or any of their respective facilities relating to Environmental Laws or Hazardous Substances. For purposes of this Agreement, “Environmental Laws” shall mean all federal, national, state, regional and local laws, statutes, ordinances, and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.

(p)    Intellectual Property Rights and Licenses. Except as disclosed in the SEC Reports, (a) the Company and its subsidiaries own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes and other intangible properties that are of a such nature and significance to the business that the failure to own or have the right to use such items would have a Material Adverse Effect (“Intangible Rights”), (b) neither the Company nor any of its subsidiaries has received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and, to the Company’s knowledge, neither the use of the Intangible Rights nor the operation of the Company’s and its subsidiaries’ businesses is infringing or has infringed upon any intellectual property rights of others in a manner that would be reasonably expected to have a Material Adverse Effect, (c) all payments have been duly made that are necessary to maintain the Intangible Rights in force, (d) no claims have been made, and to the Company’s knowledge, no claims are threatened, that challenge the validity or scope of any material Intangible Right of the Company or any of its subsidiaries, (e) the Company and its subsidiaries have taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and as expected to be conducted, and neither the Company nor its subsidiaries is or has been in material breach of any such license or other permission in a manner that would be reasonably expected to have a Material Adverse Effect.

(q)    Labor, Employment and Benefit Matters.

(i)    There are no existing, or to the Company’s knowledge, threatened strikes or other labor disputes against the Company or any of its subsidiaries that would be reasonably likely to have a Material Adverse Effect. There is no organizing activity involving employees of the Company or its subsidiaries pending or, to the Company’s knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or, to the Company’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its subsidiaries has made a pending demand for recognition.

(ii)    Neither the Company nor any of its subsidiaries is, or during the five years preceding the date of this Agreement was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries.

(iii)    Each employee benefit plan is in compliance with all applicable law, except for such noncompliance that would not be reasonably likely to have a Material Adverse Effect.

(iv)    Neither the Company nor any of its subsidiaries have any liabilities, contingent or otherwise, including, without limitation, liabilities for retiree health, retiree life, severance, or retirement benefits, which are not fully reflected, to the extent required by GAAP, on the Company’s financial statements or fully funded. The term “liabilities” used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions.

(v)    Neither the Company nor any of its subsidiaries has (i) terminated any “employee pension benefit plan” as defined in Section 3(2) of ERISA (as defined below) under circumstances that present a material risk of the Company or any of its subsidiaries incurring any liability or obligation that would be reasonably likely to have a Material Adverse Effect, or (ii) incurred or expects to incur any outstanding liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder (“ERISA”).

(r)    Compliance with Law. Except as disclosed in the SEC Reports, the Company and its subsidiaries are in compliance in all material respects with all applicable laws, including, to the extent applicable, U.S. anti-money laundering laws and U.S. Treasury Department’s Office of Foreign Assets Control regulations, except for such noncompliance that would not reasonably be likely to have a Material Adverse Effect. Neither the Company or its subsidiaries has received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company or any of its subsidiaries which has not been dismissed or otherwise disposed of that would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice or otherwise has any knowledge that the Company or any of its subsidiaries is charged with, threatened with or under investigation with respect to, any violation of any applicable law that would reasonably be likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. The Company, its subsidiaries and, to the Company’s knowledge, their respective directors, officers, employees, and agents have complied in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and any related rules and regulations.

(s)    Ownership of Property. Except as disclosed in the SEC Reports, the Company and its subsidiaries has (i) good and marketable fee simple title to its owned real property, if any, free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect, (ii) a valid leasehold interest in all leased real property, and each of such leases is valid and enforceable in accordance with its terms (subject to laws of general application relating to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy) and is in full force and effect, and (iii) good title to, or valid leasehold interests in, all of its other properties and assets free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect.

(t)    No Integrated Offering. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3 of this Agreement, neither the Company, nor any of its affiliates or other person acting on the Company’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, when integration would cause the Offering not to be exempt from the requirements of Section 5 of the Securities Act.

(u)    General Solicitation. Neither the Company nor, to its knowledge, any person acting on behalf of the Company, has offered, or sold any of the Securities by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act.

(v)    No Manipulation of Stock. The Company has not taken and will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

(w)    No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, Purchaser, no registration of the Securities under the Securities Act is required in connection with the offer and sale of the Securities by the Company to Purchaser as contemplated by this Agreement.

(x)    Disclosure. The Company understands and acknowledges that Purchaser will rely on the foregoing representations in purchasing the Securities of the Company hereunder. To the Company’s knowledge, as of and since the date of filing of the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2022, all disclosure made available by the Company to Purchaser in the Company’s SEC Reports regarding the Company, its business and the transactions contemplated hereby furnished by or on the behalf of the Company are, taken as a whole, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, as of the date of filing of the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2022, no material event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

5	UNDERSTANDINGS

Purchaser understands, acknowledges, and agrees with the Company as follows:

(a)    The execution of this Agreement by Purchaser or solicitation of the investment contemplated hereby shall create no obligation on the part of the Company to accept any subscription or complete the Offering. If the Company accepts the subscription for Securities made by Purchaser, it shall countersign this Agreement. Purchaser hereby acknowledges and agrees that the subscription hereunder, once accepted by the Company, is irrevocable by Purchaser, and that, except as required by law, Purchaser is not entitled to cancel, terminate, or revoke this Agreement or any agreements of Purchaser hereunder.

(b)    No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Offering Document or as to the fairness of the terms of the Offering nor any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, Purchaser must rely on such Purchasers’ own examination of the Company and the terms of the Offering, including the merits and risks involved.

(c)    The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by Purchaser herein.

(d)    Notwithstanding the registration obligations provided herein, there can be no assurance that Purchaser will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(a)(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

(e)    Purchaser acknowledges that the Offering is confidential and non-public and agrees that all information about the Offering shall be kept in confidence by Purchaser until the public announcement of the Offering by the Company. Purchaser acknowledges that the foregoing restrictions on Purchaser’s use and disclosure of any such confidential, non-public information contained in the above-described documents restricts Purchaser from trading in the Company’s securities to the extent such trading is on the basis of material, non-public information of which Purchaser is aware. Except for the terms of the transaction documents and the fact that the Company is considering consummating the transactions contemplated therein (which information the Company has agreed to disclose in accordance with this Agreement), the Company confirms that neither the Company nor, to its knowledge, any other person acting on its behalf, has provided Purchaser or such Purchaser’s agents or counsel with any information that constitutes material, non-public information as of the Closing Date.

6	COVENANTS OF THE COMPANY

(a)    The Company shall make a public announcement of the execution of this Agreement and the terms of the transaction documents by issuing a press release or, as necessary, filing with the SEC a Current Report on Form 8-K or Quarterly Report on Form 10-Q not later than 8:30 a.m. New York City time on the fourth Business Day following the date of this Agreement.

(b)    The Company shall use its reasonable best efforts to file in a timely manner all required reports under the Exchange Act.

(c)    The Company agrees to file one or more Forms D with respect to the Securities on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D.

(d)    The Company will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

(e)    The Company intends that the net proceeds from the Offering will be used for working capital and other general corporate purposes of the Company.

7	MISCELLANEOUS

(a)    Notices. All notices, requests, consents, claims, waivers and other communications hereunder (each, a “Notice”) shall be in writing and delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (x) upon receipt by the receiving party, (y) if the party giving the Notice has complied with the requirements of this Section 7(a), and (z) upon delivery,

(i)	if to the Company, at

Nuo Therapeutics, Inc. 8285 El Rio, Suite 190 Houston, TX 77054 Attention: Chief Executive Officer Phone: (346) 396-4770 email: djorden@nuot.com or such other address as it shall have specified to Purchaser in writing.

(ii)    if to Purchaser, at its physical or email address set forth on the signature page to this Agreement, or such other address as it shall have specified to the Company in writing.

(b)    Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Section” refer to a Section of this Agreement unless otherwise specifically indicated.

(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d)    Consent to Jurisdiction and Service of Process. The parties to this Agreement hereby agree to submit to the exclusive jurisdiction of the courts of the State of Delaware and the courts of the United States of America located in the District of Delaware, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.

(e)    Waiver of Jury Trial. Each of the parties to this Agreement hereby unconditionally agrees to waive, to the fullest extent permitted by applicable law, its respective rights to a jury trial of any claim or cause of action (whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the transactions contemplated hereby. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto: (i) acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings, (ii) acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of any action or proceeding, seek to enforce the foregoing waiver and (iii) warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7(E) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(f)    Amendment. Neither this Agreement nor any provisions hereof shall be amended, waived, modified, changed, discharged, or terminated except by an instrument in writing executed by the Company and Purchaser. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(g)    Entire Agreement. This Agreement constitutes the sole and entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such transactions.

(h)    Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

(i)    Survivability. All representations, warranties and covenants contained in this Agreement shall survive (x) the acceptance of the subscription by the Company and the Closing, and (y) the death or disability of Purchaser.

(j)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign (other than by merger) this Agreement or any rights or obligations hereunder without the prior written consent of a majority of the Purchasers. Purchaser may assign any or all of its rights under this Agreement to any person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement.

(k)    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as set forth herein.

(l)    Fees and Expenses. Each party shall pay the fees and expenses of its counsel, advisors, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all of the Company’s transfer agent fees in connection with the Closing.

(m)    Arms Length Negotiations. The Company acknowledges and Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

(n)    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(SIGNATURE PAGE FOLLOWS)

Purchaser hereby subscribes for such number of Shares as shall equal the Subscription Amount as set forth below divided by the Share Purchase Price, rounded down to the nearest whole number, and agrees to be bound by the terms and conditions of this Agreement.

PURCHASER

Dated:

Number of Shares:

Subscription Amount:	$

Name (please print as name will appear on stock certificate or book-entry record):

Signature of Purchaser:

Name and Title of Officer (if applicable)

Number and Street:

City:

State:

Zip Code (or other postal code):

Country:

Email:

Social Security Number, or Taxpayer Identification Number (if applicable):

Signature of Joint Purchaser (if any):

Social Security Number of Joint Purchaser (if any):

ACCEPTED BY:
NUO THERAPEUTICS, INC.

By:

Name: David Jorden

Title: CEO

Dated: December 18, 2023

APPENDIX A

ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as Purchaser.

___          (1)         A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000 (exclusive of the value of that person’s primary residence);

___         (2)         A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

___         (3)         An executive officer or director of the Company;

___         (4)         A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

___         (5)         A partnership not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___         (6)         A corporation not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___         (7)         A Massachusetts or similar business trust not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___         (8)         An organization described in Section 501(c)(3) of the Internal Revenue Code not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___         (9)         A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

___         (10)         A broker or dealer registered pursuant to Section 15 of the Exchange Act;

___         (11)         An insurance company as defined in Section 2(a)(13) of the Securities Act;

___         (12)         An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

___         (13)         A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___         (14)         A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___         (15)         An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___         (16)         A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___         (17)         An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

SCHEDULE A

WIRE TRANSFER INFORMATION

Branch Name:	Houston

Bank Name:	Chase Bank

Bank Address:	7007 Fannin St.

Houston, TX 77030

Swift Code:	XXXXXXXX

Routing Number:	XXXXXXXXX For ACH

Routing Number:	XXXXXXXXX For Wires

Account Number:	XXXXXXXXX

SCHEDULE B

SUBSIDIARIES

Aldagen, Inc. (Delaware)

SCHEDULE C

CERTAIN FEES AND COMMISSIONS

None.